Exhibit 10.3

FORM OF RIGHT OF FIRST REFUSAL AGREEMENT

THIS RIGHT OF FIRST REFUSAL AGREEMENT (this “Agreement”), dated as of [_], by and among Ondas Networks Inc., a Texas corporation (the “Company”), the Investors (as defined below) listed on Schedule A and the Key Holders (as defined below) listed on Schedule B.

WHEREAS, each Key Holder is the beneficial owner of shares of Capital Stock, or of options to purchase Common Stock;

WHEREAS, the Company, certain of the Key Holders (the “Existing Key Holders”) and certain of the Investors (the “Existing Investors”) previously entered into a Right of First Refusal and Co-Sale Agreement, dated February 26, 2024 (the “Prior Agreement”); and

WHEREAS, the Key Holders, the Existing Investors and the Company desire to induce certain of the Investors to purchase shares of Series B-2 Preferred Stock of the Company, par value $0.00001 per share (“Series B-2 Preferred Stock”), pursuant to that certain Series B Preferred Stock Purchase Agreement dated as of the date hereof by and among the Company and such Investors (the “Purchase Agreement”) by amending and restating the Prior Agreement in its entirety and entering into this Agreement to provide the Investors with the rights and privileges as set forth herein.

NOW, THEREFORE, the Company, the Key Holders and, the Investors agree as follows:

1. Definitions.

1.1 “Affiliate” means, with respect to any specified Investor, any other Investor who directly or indirectly, controls, is controlled by or is under common control with such Investor, including, without limitation, any general partner, managing member, officer, director or trustee of such Investor, or any venture capital fund or other investment fund now or hereafter existing which is controlled by one (1) or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Investor.

1.2 “Board of Directors” means the board of directors of the Company.

1.3 “Capital Stock” means (a) shares of Common Stock and Preferred Stock (whether now outstanding or hereafter issued in any context), (b) shares of Common Stock issued or issuable upon conversion of Preferred Stock, and (c) shares of Common Stock issued or issuable upon exercise or conversion, as applicable, of stock options, warrants or other convertible securities of the Company, in each case now owned or subsequently acquired by any Key Holder, any Investor, or their respective successors or permitted transferees or assigns. For purposes of the number of shares of Capital Stock held by an Investor or Key Holder (or any other calculation based thereon), all shares of Preferred Stock shall be deemed to have been converted into Common Stock at the then-applicable conversion ratio.

1.4 “Common Stock” means shares of Common Stock of the Company, $0.00001 par value per share.

1.5 “Company Notice” means written notice from the Company notifying the selling Investors and/or Key Holders and each other Investor that the Company intends to exercise its Right of First Refusal as to some or all of the Transfer Stock with respect to any Proposed Transfer.

1.6 “Investor Notice” means written notice from any Investor notifying the Company and the selling Investors and/or Key Holder(s) that such Investor intends to exercise its Secondary Refusal Right as to a portion of the Transfer Stock with respect to any Proposed Transfer.

1.7 “Investors” means the persons named on Schedule A hereto, each person to whom the rights of an Investor are assigned pursuant to Section 5.10, each person who hereafter becomes a signatory to this Agreement pursuant to Section 5.11 and any one of them, as the context may require.

1.8 “Investors’ Rights Agreement” means that certain Amended and Restated Investors’ Rights Agreement, dated as of the date hereof, by and among the Company and the other parties thereto.

1.9 “Key Holders” means the persons named on Schedule B hereto, each person to whom the rights of a Key Holder are assigned pursuant to Section 3.1, each person who hereafter becomes a signatory to this Agreement pursuant to Section 5.10 or 5.18 and any one of them, as the context may require.

1.10 “Proposed Transfer” means any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Transfer Stock (or any interest therein) proposed by any of the Investors or the Key Holders.

1.11 “Proposed Transfer Notice” means written notice from an Investor or a Key Holder setting forth the terms and conditions of a Proposed Transfer.

1.12 “Prospective Transferee” means any person to whom an Investor or a Key Holder proposes to make a Proposed Transfer.

1.13 “Restated Certificate” means the Company’s Amended and Restated Certificate of Formation, as amended and/or restated from time to time.

1.14 “Right of First Refusal” means the right, but not an obligation, of the Company, or its permitted transferees or assigns, to purchase some or all of the Transfer Stock with respect to a Proposed Transfer, on the terms and conditions specified in the Proposed Transfer Notice.

1.15 “Secondary Notice” means written notice from the Company notifying the Investors and the selling Investor and/or Key Holder that the Company does not intend to exercise its Right of First Refusal as to all shares of any Transfer Stock with respect to a Proposed Transfer, on the terms and conditions specified in the Proposed Transfer Notice.

1.16 “Secondary Refusal Right” means the right, but not an obligation, of each Investor to purchase up to its pro rata portion (based upon the total number of shares of Capital Stock then held by all Investors) of any Transfer Stock not purchased pursuant to the Right of First Refusal, on the terms and conditions specified in the Proposed Transfer Notice.

1.17 “Transfer Stock” means shares of Capital Stock owned by an Investor or a Key Holder, or issued to an Investor or Key Holder after the date hereof (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like).

1.18 “Undersubscription Notice” means written notice from an Investor notifying the Company and the selling Investor and/or Key Holder that such Investor intends to exercise its option to purchase all or any portion of the Transfer Stock not purchased pursuant to the Right of First Refusal or the Secondary Refusal Right.

1.19 “Voting Agreement” means the that certain Amended and Restated Voting Agreement, dated as of the date hereof, by and among the Company and the other parties thereto.

2. Agreement Among the Company, the Investors and the Key Holders.

2.1 Right of First Refusal.

(a) Grant. Subject to the terms of Section 3 below, each Investor and each Key Holder hereby unconditionally and irrevocably grants to the Company a Right of First Refusal to purchase all or any portion of Transfer Stock that such Investor or Key Holder, as applicable, may propose to transfer in a Proposed Transfer, at the same price and on the same terms and conditions as those offered to the Prospective Transferee.

(b) Notice. Each Investor and/or Key Holder proposing to make a Proposed Transfer must deliver a Proposed Transfer Notice to the Company and each Investor not later than forty-five (45) days prior to the consummation of such Proposed Transfer. Such Proposed Transfer Notice shall contain the material terms and conditions (including price and form of consideration) of the Proposed Transfer, the identity of the Prospective Transferee and the intended date of the Proposed Transfer. To exercise its Right of First Refusal under this Section 2, the Company must deliver a Company Notice to the selling Investor and/or Key Holder and the other Investors within fifteen (15) days after delivery of the Proposed Transfer Notice specifying the number of shares of Transfer Stock to be purchased by the Company. In the event of a conflict between this Agreement and any other agreement that may have been entered into by an Investor or Key Holder with the Company that contains a preexisting right of first refusal, the Company, such Investor and such Key Holder acknowledge and agree that the terms of this Agreement shall control and the preexisting right of first refusal shall be deemed satisfied by compliance with Section 2.1(a) and this Section  2.1(b).

(c) Grant of Secondary Refusal Right to the Investors. Subject to the terms of Section 3 below, each Investor and each Key Holder hereby unconditionally and irrevocably grants to the other Investors a Secondary Refusal Right to purchase all or any portion of the Transfer Stock not purchased by the Company pursuant to the Right of First Refusal, as provided in this Section 2.1(c). If the Company does not provide the Company Notice exercising its Right of First Refusal with respect to all Transfer Stock subject to a Proposed Transfer, the Company must deliver a Secondary Notice to the selling Investor and/or Key Holder and to each Investor to that effect no later than fifteen (15) days after the selling Investor and/or Key Holder delivers the Proposed Transfer Notice to the Company. To exercise its Secondary Refusal Right, an Investor must deliver an Investor Notice to the selling Investor and/or Key Holder and the Company within ten (10) days after the Company’s deadline for its delivery of the Secondary Notice as provided in the preceding sentence.

(d) Undersubscription of Transfer Stock. If options to purchase have been exercised by the Company and the Investors pursuant to Sections 2.1(b) and (c) with respect to some but not all of the Transfer Stock by the end of the ten (10) day period specified in the last sentence of Section 2.1(c) (the “Investor Notice Period”), then the Company shall, within five (5) days after the expiration of the Investor Notice Period, send written notice (the “Company Undersubscription Notice”) to those Investors, in each case, who fully exercised their Secondary Refusal Right within the Investor Notice Period (the “Exercising Investors”). Each Exercising Investor shall, subject to the provisions of this Section 2.1(d), have an additional option to purchase all or any part of the balance of any such remaining unsubscribed shares of Transfer Stock on the terms and conditions set forth in the Proposed Transfer Notice. To exercise such option, an Exercising Investor must deliver an Undersubscription Notice to the selling Investor and/or Key Holder and the Company within ten (10) days after the expiration of the Investor Notice Period. In the event there are two (2) or more such Exercising Investors that choose to exercise the last-mentioned option for a total number of remaining shares in excess of the number available, the remaining shares available for purchase under this Section 2.1(d) shall be allocated to such Exercising Investors pro rata based on the number of shares of Transfer Stock such Exercising Investors have elected to purchase pursuant to the Secondary Refusal Right (without giving effect to any shares of Transfer Stock that any such Exercising Investor has elected to purchase pursuant to the Company Undersubscription Notice). If the options to purchase the remaining shares are exercised in full by the Exercising Investors, the Company shall immediately notify all of the Exercising Investors and the selling Investor and/or Key Holder of that fact.

(e) Consideration; Closing. If the consideration proposed to be paid for the Transfer Stock is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by the Board of Directors and as set forth in the Company Notice. If the Company or any Investor cannot for any reason pay for the Transfer Stock in the same form of non-cash consideration, the Company or such Investor may pay the cash value equivalent thereof, as determined in good faith by the Board of Directors and as set forth in the Company Notice. The closing of the purchase of Transfer Stock by the Company and the Investors shall take place, and all payments from the Company and the Investors shall have been delivered to the selling Investor and/or Key Holder, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Transfer; and (ii) forty-five (45) days after delivery of the Proposed Transfer Notice.

(f) Additional Compliance. If any Proposed Transfer is not consummated within forty-five (45) days after receipt of the Proposed Transfer Notice by the Company, the Investors and/or Key Holders proposing the Proposed Transfer may not sell any Transfer Stock unless they first comply in full with each provision of this Section 2.

2.2 Effect of Failure to Comply.

(a) Transfer Void; Equitable Relief. Any Proposed Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Transfer Stock not made in strict compliance with this Agreement).

(b) Violation of First Refusal Right. If any Investor or Key Holder becomes obligated to sell any Transfer Stock to the Company or any Investor under this Agreement and fails to deliver such Transfer Stock in accordance with the terms of this Agreement, the Company and/or such Investor may, at its option, in addition to all other remedies it may have, send to such Investor or Key Holder the purchase price for such Transfer Stock as is herein specified and transfer to the name of the Company or such Investor (or request that the Company effect such transfer in the name of an Investor) on the Company’s books any certificates, instruments, or book entry representing the Transfer Stock to be sold.

3. Exempt Transfers.

3.1 Exempted Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Sections 2.1 shall not apply (a) in the case of an Investor or Key Holder that is an entity, upon a transfer by such Investor or Key Holder to its stockholders, members, partners or other equity holders, (b) to a repurchase of Transfer Stock from a Key Holder by the Company at a price no greater than that originally paid by such Key Holder for such Transfer Stock and pursuant to an agreement approved by a majority of the Board of Directors, (c) in the case of an Investor or Key Holder that is a natural person, upon a transfer of Transfer Stock by such Investor or Key Holder made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her spouse, including any life partner or similar statutorily-recognized domestic partner, child (natural or adopted), or any other direct lineal descendant of such Key Holder (or his or her spouse, including any life partner or similar statutorily-recognized domestic partner) (all of the foregoing collectively referred to as “family members”), or any other person approved by unanimous consent of the Board of Directors, or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by such Investor, Key Holder or any such family members; or (d) to the sale by the Investor and/or Key Holder of Transfer Stock held by such Investor or Key Holder pursuant to Section 3 of the Voting Agreement; provided that in the case of clause(s) (a) or (c), the Investor and/or Key Holder shall deliver prior written notice to the Investors of such pledge, gift or transfer and such shares of Transfer Stock shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such Transfer, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as an Investor and/or Key Holder (but only with respect to the securities so transferred to the transferee), including the obligations of an Investor and Key Holder with respect to Proposed Transfers of such Transfer Stock pursuant to Section 2; provided further in the case of any transfer pursuant to clause (a) or (c) above, that such transfer is made pursuant to a transaction in which there is no consideration actually paid for such transfer.

3.2 Exempted Offerings. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 2 shall not apply to the sale of any Transfer Stock (a) to the public in an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (a “Public Offering”); or (b) pursuant to a Deemed Liquidation Event (as defined in the Restated Certificate).

3.3 Prohibited Transferees. Notwithstanding the foregoing, no Investor or Key Holder shall transfer any Transfer Stock to (a) any entity which, in the determination of the Board of Directors, directly or indirectly competes with the Company; or (b) any customer, distributor or supplier of the Company, if the Board of Directors should determine that such transfer would result in such customer, distributor or supplier receiving information that would place the Company at a competitive disadvantage with respect to such customer, distributor or supplier.

4. Legend. Each certificate, instrument, or book entry representing shares of Transfer Stock held by the Key Holders or issued to any permitted transferee in connection with a transfer permitted by Section 3.1 hereof shall be notated with the following legend:

THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN OTHER HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

Each Key Holder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares notated with the legend referred to in this Section 4 above to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement at the request of the holder.

5. Miscellaneous.

5.1 Term. This Agreement shall automatically terminate upon the earlier of (a) immediately prior to the consummation of the Company’s initial public offering; and (b) the consummation of a Deemed Liquidation Event (as defined in the Restated Certificate).

5.2 Stock Split. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization affecting the Capital Stock occurring after the date of this Agreement.

5.3 Ownership. Each Investor and Key Holder represents and warrants that such Investor and Key Holder is the sole legal and beneficial owner of the shares of Transfer Stock subject to this Agreement and that no other person or entity has any interest in such shares (other than a community property interest as to which the holder thereof has acknowledged and agreed in writing to the restrictions and obligations hereunder).

5.4 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the State of Texas and to the jurisdiction of the United States District Court for any of the Districts of Texas for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the State of Texas or the United States District Court for any of the Districts of Texas, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

5.5 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

5.6 Notices.

(a) All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule A or Schedule B hereof, as the case may be, or to such email address or address as subsequently modified by written notice given in accordance with this Section 5.6. If notice is given to the Company, a copy shall also be sent to Akerman LLP, 201 E. Las Olas Blvd., Suite 1800, Fort Lauderdale, FL 33301, Attention: Martin G. Burkett ([***]) and Christina Russo ([***]).

(b) Consent to Electronic Notice. Each Investor and Key Holder consents to the delivery of any stockholder notice pursuant to the Texas Business Organizations Code (the “TBOC”), as amended or superseded from time to time, by electronic transmission pursuant to the TBOC (or any successor thereto) at the electronic mail address set forth below such Investor’s or Key Holder’s name on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each Investor and Key Holder agrees to promptly notify the Company of any change in its electronic mail address, and that failure to do so shall not affect the foregoing.

5.7 Entire Agreement. This Agreement (including, the Exhibits and Schedules hereto) together with the other Transaction Documents (as defined in the Purchase Agreement) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

5.8 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.9 Amendment; Waiver and Termination. This Agreement may be amended, modified or terminated (other than pursuant to Section 5.1 above) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company, (b) the Key Holders holding a majority of the shares of Transfer Stock then held by all of the Key Holders, and (c) the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the then outstanding shares of Preferred Stock held by the Investors (voting as a single separate class and on an as-converted basis). Any amendment, modification, termination or waiver so effected shall be binding upon the Company, the Investors, the Key Holders and all of their respective successors and permitted assigns whether or not such party, assignee or other shareholder entered into or approved such amendment, modification, termination or waiver. Notwithstanding the foregoing, (i) this Agreement may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any Investor or Key Holder without the written consent of such Investor or Key Holder unless such amendment, modification, termination or waiver applies to all Investors and Key Holders, respectively, in the same fashion, (ii) this Agreement may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any Investor or Key Holder without the written consent of such Investor or Key Holder, if such amendment, modification, termination or waiver would adversely affect the rights of such Investor or Key Holder in a manner disproportionate to any adverse effect such amendment, modification, termination or waiver would have on the rights of the other Investors or Key Holders, respectively, under this Agreement, and (iii) Schedule A hereto may be amended by the Company from time to time in accordance with the Purchase Agreement to add information regarding Additional Purchasers (as defined in the Purchase Agreement) and Schedule B hereto may be amended by the Company from time to time to add information regarding Key Holders that are issued shares of Common Stock or options to purchase Common Stock and become parties hereto in accordance with Section 5.18, in each case, without the consent of the other parties hereto. The Company shall give prompt written notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination or waiver. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one (1) or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

5.10 Assignment of Rights.

(a) The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Any successor or permitted assignee of any Investor or Key Holder, including any Prospective Transferee who purchases shares of Transfer Stock in accordance with the terms hereof, shall deliver to the Company and the other Investors, as a condition to any transfer or assignment, a counterpart signature page hereto pursuant to which such successor or permitted assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the predecessor or assignor of such successor or permitted assignee.

(c) The rights of the Investors hereunder are not assignable without the Company’s written consent (which shall not be unreasonably withheld, delayed or conditioned), except by an Investor to any Affiliate, it being acknowledged and agreed that any such assignment shall be subject to and conditioned upon any such assignee’s delivery to the Company and the other Investors of a counterpart signature page hereto pursuant to which such assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the assignor of such assignee.

(d) Except in connection with an assignment by the Company by operation of law to the acquirer of the Company, the rights and obligations of the Company hereunder may not be assigned under any circumstances.

5.11 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

5.12 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Preferred Stock after the date hereof, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and thereafter shall be deemed an “Investor” for all purposes hereunder.

5.13 Governing Law. This Agreement shall be governed by the internal law of the State of Texas, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Texas.

5.14 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.15 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.16 Aggregation of Stock. All shares of Capital Stock held or acquired by Affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

5.17 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Investor shall be entitled to specific performance of the agreements and obligations of the Company and the Key Holders hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction.

5.18 Additional Key Holders. In the event that after the date of this Agreement, the Company issues shares of Common Stock, or options to purchase Common Stock, to any employee or consultant, which shares or options would collectively constitute with respect to such employee or consultant (taking into account all shares of Common Stock, options and other purchase rights held by such employee or consultant) one percent (1%) or more of the Company’s then outstanding Common Stock (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised or converted), the Company shall, as a condition to such issuance, cause such employee or consultant to execute a counterpart signature page hereto as a Key Holder, and such person shall thereby be bound by, and subject to, all the terms and provisions of this Agreement applicable to a Key Holder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Right of First Refusal Agreement as of the date first written above.

COMPANY:

Ondas Networks Inc.

By:
Name:
Title:

Signature Page to Right of First Refusal Agreement

IN WITNESS WHEREOF, the parties have executed this Right of First Refusal Agreement as of the date first written above.

KEY HOLDERS:

ONDAS HOLDINGS Inc.

By:
Name:	Eric Brock
Title:	Chief Executive Officer

Signature Page to Right of First Refusal Agreement

IN WITNESS WHEREOF, the parties have executed this Right of First Refusal Agreement as of the date first written above.

INVESTORS:

By:
Name:
Title:

Signature Page to Right of First Refusal Agreement

SCHEDULE A

INVESTORS

Name and Address

SCHEDULE B

KEY HOLDERS